AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated and made effective as of this 6th day of September, 1999, by and between VIS VIVA CORPORATION, a publicly held Nevada corporation ("VISV") and WIDEBAND CORPORATION, a Missouri corporation ("WIDEBAND").

                         W I T N E S S E T H:

     WHEREAS, the Boards of Directors of VISV and WIDEBAND deem the merger of WIDEBAND with and into VISV on the terms herein set forth to be desirable and in the best interests of their respective stockholders and, subject to approval by their respective shareholders, desire to adopt this Agreement and Plan of Merger to result in a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended, and

     WHEREAS, the Boards of Directors of VISV and WIDEBAND have approved this Agreement and Plan of Merger (the "Agreement") and have directed that the Agreement and the merger contemplated hereby be submitted to their respective stockholders for adoption.

     NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, VISV and WIDEBAND hereby agree that WIDEBAND shall be merged with and into VISV, which shall be the surviving corporation, and that the plan, terms and conditions of such merger shall be as follows:

                                  ARTICLE I
                  Plan of Merger of WIDEBAND with and into VISV

     1.01.     The Merger. On the Effective Date of the Merger (as defined in
Article 1.05), WIDEBAND shall be merged with and into VISV, the separate existence of WIDEBAND (except as it may be continued by operation of law) shall cease, and VISV as the surviving corporation shall continue its corporate existence under the laws of the State of Nevada and VISV shall possess all of the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of WIDEBAND; and all and singular, the rights, privileges, immunities, powers, franchises and authority of WIDEBAND, and all assets and property of every description, real, personal and mixed, and every interest therein, wherever located, and all debts or other obligations belonging to or due to WIDEBAND on whatever account, as well for stock subscriptions as all other things in action or belonging to WIDEBAND on whatever account, as well as for stock subscriptions as all other things in action or belonging to WIDEBAND, shall be vested in VISV; and all assets, property, rights, privileges, immunities, powers, franchises and authority, and all and every other interest, shall be thereafter as effectually the property of VISV as they were of WIDEBAND, but all rights of creditors and all liens upon any property of WIDEBAND shall be preserved unimpaired, and all debts, liabilities and duties of WIDEBAND shall thenceforth be attached to VISV and may be enforced against VISV to the same extent as if said debts, liabilities and duties had been incurred or contracted by VISV prior to this transaction.

     1.02. Adoption of Plan; Requirement of Shareholder Approval of Both WIDEBAND and VISV; Dissenters' Rights; Notification. The Merger transaction contemplated hereby will require shareholder approval of the transaction under both Nevada and Missouri corporate law. See Sections 78.451 through 78.466, Nevada Revised Statutes (NRS), as amended, titled MERGER; EXCHANGE OF SHARES. VISV intends to accomplish such approval by means of a consent of a majority of its shareholders as authorized by Section 78.320, NRS, titled Stockholders' meetings: Quorum; Consent for actions taken without meeting. If Nevada law requires that VISV give dissenters' rights of appraisal as contemplated in NRS Sections 78.471 through 78.502, titled RIGHTS OF DISSENTING SHAREHOLDERS, VISV will do so. Accordingly, VISV shall not solicit proxies even though, as a
Section 12(g) "reporting company," it is subject to the Proxy Rules promulgated under Section 14(a) of the Securities Exchange Act of 1934 ("the '34 Act"). VISV will instead provide its shareholders with an Information Statement as required under Section 14(c) of the '34 Act and the 14C series of rules promulgated thereunder by the Securities and Exchange Commission ("Commission"). VISV will also notice-up a shareholders' meeting in Salt Lake City at an appropriate time immediately in advance of the anticipated Closing at which it will welcome shareholders to attend and vote their shares if they so desire. In an effort to establish an exemption from registration for this transaction, VISV will also be providing such Information Statement, among other materials such as purchaser suitability questionnaires and the like to the Shareholders of WIDEBAND. WIDEBAND shall conduct its own shareholders' meeting, after its shareholders have received appropriate disclosure materials on VISV and the transaction contemplated hereby, and they have had the opportunity to have any questions they or a purchaser representative, as applicable, may have, answered. See Exhibit 10.02 hereto (containing a form of investment and acknowledgment letter each WIDEBAND Shareholder is to sign and furnish VISV prior to Closing). In seeking approval of the transaction by a majority of WIDEBAND's shareholders, WIDEBAND shall also be obligated, as and if required by Missouri corporate law, to give its Shareholders dissenter's rights of appraisal.

     1.03. Proposals To Be Approved By the Shareholders of Both WIDEBAND and VISV. The Shareholders of both WIDEBAND and VISV shall approve the following proposals: (i) approval of this Plan and Agreement of Merger ("Agreement"), including the issuance of the finder's, agent's or consultant's post-split shares to be issued in connection therewith (see Article 5.14 below); (2) approval of the recapitalization or 1 for 7 reverse-split of VISV's shares as necessary to effectuate the transaction; (3) approval of the name change for VISV to "WideBand Corporation"; (4) approval of the slate of directors to assume positions on the Board of VISV upon the Closing, persons to be designated by WIDEBAND (seeArticle 2.02 below); and (5) approval of any other amendments to the Articles of Incorporation of VISV if necessary, such as to broaden the scope of its corporate purpose to include the business operations presently carried on by WIDEBAND.

     1.04. Establishment of Record Date. The Record Date for those VISV shareholders entitled to vote on this Agreement shall be August 9, 1999 or a later date not more than thirty (30) days prior to the date VISV's Information Statement is disseminated to VISV's shareholders. WIDEBAND shall establish its own record date, if necessary, for its shareholders to vote on and approve the transaction in accordance with Missouri corporate law.

     1.05. Effective Date of the Merger. The merger shall become effective as of the close of business on the date of filing as provided in
Article 4.02 (the "Effective Date of the Merger").

     1.06. Instruments and Further Assurances. From time to time, as and when requested by VISV, or by its successors or assigns, the officers and directors of WIDEBAND last in office shall execute and deliver such deeds and other instruments for transfer and shall take or cause to be taken such further or such other actions as shall be reasonably necessary in order to vest or perfect in VISV, or to confirm of record or otherwise to VISV, to the extent such officers and directors have the power so to do, title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of WIDEBAND.


                                   ARTICLE 2
        Articles of Incorporation, Directors and Officers and By-Laws

     2.01. Articles of Incorporation. Except as provided below, the Articles of Incorporation of VISV, as in effect on the Effective Date of the Merger, shall be the Articles of Incorporation of VISV, as the surviving corporation, until they are amended as provided therein or by law. Upon the Effective Date of the Merger, the Articles of Incorporation of VISV shall be amended to change the name of VISV to "WideBand Corporation," among other amendments as may be necessary to effectuate and carry out the terms and provisions of this Agreement. A copy of the form of Amended Articles of Incorporation of VISV and the form of Articles of Merger to be filed in both the States of Missouri and Nevada, thereby establishing the Effective Date of the Merger, are attached hereto as Exhibit 2.01.

     2.02. Directors and Officers. Upon the Effective Date of the Merger, the Board of Directors and Officers of VISV, the surviving corporation, shall consist of the persons identified in Exhibit 2.02 hereto. Said directors shall hold office as provided in the By-Laws of the surviving corporation. At the VISV shareholders' meeting to be held pursuant to Article 8.01 below, the shareholders of VISV will vote on the election of the persons listed in
Exhibit 2.02 to be directors of VISV until its next annual meeting or until they or any one of them resign and their respective resignations are accepted.

     2.03. By-Laws. The By-Laws of VISV, as in effect on the Effective Date of the Merger, shall be the By-Laws of the surviving corporation, until they are amended as provided therein or otherwise by law.

                                  ARTICLE 3
                        Conversion and Exchange of Shares

     3.01 Conversion of Shares. The manner of converting or exchanging the shares of VISV and WIDEBAND shall be as follows:

   (a) Each share of the Common Capital Stock, $.001 par value per share, of VISV ("VISV Common Stock") that is issued and outstanding on the Effective Date of the Merger shall be reverse-split into one (1) share for every seven
(7) shares of stock after the merger. For example, there are currently 1,270,000 shares of VISV issued and outstanding with open-ended options to acquire an additional 105,000 shares @ $0.25 per share. It is anticipated that these options shall be exercised prior to Closing, in which case there will be 1,375,000 shares of VISV then-issued and outstanding. Immediately prior to the Effective Date of the Merger and of the 1 for 7 reverse split, there shall be 196,429 shares of VISV issued and outstanding. Fractional shares of VISV Common Stock which result from such reverse-split will be rounded up to the nearest whole number of shares.

   (b) Each share of Common Capital Stock, $0.001 par value per share, of WIDEBAND ("WIDEBAND Common Stock") that is issued and outstanding on the Effective Date of the Merger shall, by virtue of the merger, be converted, one-for-one, into a total of twelve million eight hundred and one thousand eight hundred and nineteen (12,801,819) fully paid and non-assessable shares of VISV Common Stock. (This figure is larger than the figure of 12,713,601 used in the August 9, 1999, Memorandum of Intent. This is because the Memorandum of Intent neglected or failed to recognize the 88,218 "restricted" shares issued to Mr. Donald N. Fenn on or about August 5, 1999, in consideration for his conveyance, to WIDEBAND, of various hard assets in which Mr. Fenn had a cost basis of as much as $441,090, assets which, at the same time, may have a fair market value in excess thereof. See also Article 6.04(a) below. Two individuals also have outstanding options to acquire one hundred thousand (100,000) shares of WIDEBAND at $5.00 per share, options that expire in the years 2000, 2003 and 2004. See Article 6.02 below. If any part or portion of such currently outstanding options to acquire an additional 100,000 shares of WIDEBAND stock are exercised prior to Closing, additional VISV Common Stock shall be issued upon Closing to such persons so exercising his or her option(s) or any part thereof. No fractional shares of VISV Common Stock will be issued to WIDEBAND Shareholders upon conversion of the WIDEBAND Common Stock to VISV Common Stock. Finally, while WIDEBAND's shareholders voted at a September 25, 1996, shareholders' meeting to authorize the issuance of certain convertible preferred stock, its Articles of Incorporation have never been amended to reflect such nor have any of such shares been issued. Accordingly, such non-existent shares will not be affected by this transaction nor, as a result thereof, will any such non-existent but authorized shares otherwise be convertible into VISV Common Stock.

   (c) As described in Article 5.14 below, there will also be fifty five thousand (55,000) post-split VISV shares issued upon Closing to certain persons as a finder's, agent's or consultant's fee, action which is also intended to be approved by the shareholders. Taking into consideration the 196,429 reverse-split shares of VISV remaining after the Closing, adding in the 12,801,819 shares to be issued to the Shareholders of WIDEBAND in the exchange, plus the 55,000 shares post-split shares referred to herein, there will be no less than 13,053,248 shares of VISV then-issued and outstanding upon the Effective Date. (This figure ignores taking into consideration the issuance of any shares issuable to the WIDEBAND optionees prior to Closing by WIDEBAND, an event that could occur. Such options, contrary to the Memorandum of Intent, must legally survive Closing.)

     3.02 Exchange of Certificates or Delivery of Shares. On and after the Effective Date of the Merger, each holder of a certificate or certificates representing WIDEBAND Common Stock, upon presentation and surrender of such certificate or certificates to VISV or its transfer agent, Atlas Stock Transfer Corp., shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of VISV Common Stock to which he is entitled, as provided in Article 3.01. Until so presented and surrendered in exchange for a certificate representing VISV Common Stock, each certificate which represented issued and outstanding shares of WIDEBAND Common Stock on the Effective Date of the Merger shall, except as provided in the following sentence, be deemed for all purposes to evidence ownership of the number of full shares of VISV Common Stock into which such shares of WIDEBAND Common Stock have been converted pursuant to the merger. Until surrender of such certificates in exchange for certificates representing VISV Common Stock, the holder thereof shall not be entitled to vote at any shareholders meeting of VISV.

                                  ARTICLE 4
                       Closing; Effective Date of Merger

     4.01 Closing. The closing of the transaction contemplated by this Agreement shall take place at 124 South 600 East, Suite 100, Salt Lake City, Utah, at such date and time, within five (5) business days after the satisfaction or waiver of the last of the conditions set forth in Articles 9, 10 and 11 hereof to be satisfied or waived, as the parties may fix. The closing of such transactions is herein called the "Closing" and the date of that Closing is referred to herein as the "Closing Date."

     4.02 Effective Date. Subject to the conditions in this agreement and to the execution and filing of certificates or articles of merger and other documents as may be required by Nevada and Missouri corporate law, the merger shall become effective at the close of business on such date as such filings are made or at such other date as stated in the certificate or articles of merger (the "Effective Date of the Merger"). Unless this Agreement shall have been terminated pursuant to the provision of Article 12 hereof, such filings shall be made on or as soon as practicable after the Closing.

                                   ARTICLE 5
                       Representations and Warranties of VISV

     5.01. Organization, Standing, Qualification, etc. VISV is a publicly held "development stage" Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Its registered agent is State Agent & Transfer Syndicate, Inc., located at 318 North Carson Street, Carson City, Nevada 89701, phone no. (800) 253-1013, Website: www.stagent.com. VISV has all requisite corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and assets and to carry on its business as it is presently being conducted.
To the best knowledge, information and belief of management, the nature of VISV's business and the ownership of its properties do not require it to become qualified in any state as a foreign corporation and therefore, it has not done so. VISV was originally incorporated in the State of Utah in 1980. In May 1981, it commenced a public offering of its securities to Utah residents in reliance on the Section 3(a)(11) or intrastate exemption from registration, including Rule 147 promulgated thereunder by the Securities and Exchange Commission ("SEC" or "Commission"). In 1982, VISV obtained a "come to rest" opinion of counsel by which VISV Common Stock was thereafter eligible for trading in interstate commerce. Effective June 30, 1995, VISV changed its domicile from the State of Utah to the State of Nevada. In March 1996, it filed a Form 10-SB with the Commission by which it became a Section 12(g) "reporting company" under the Securities Exchange Act of 1934 ("the '34 Act"). All of VISV filings with the Commission since March 1996 are available on EDGAR, the Commission's publicly available Database. As of August 9, 1999, VISV had approximately 168 stockholders of record. Its transfer agent is and always has been Atlas Stock Transfer located in Murray, Utah.

     5.02. Capitalization. The authorized capital stock of VISV consists of 50,000,000 shares of common stock, with $.001 par value, of which 1,270,000 shares are currently issued and outstanding. As stated above, there are outstanding options to acquire 105,000 additional shares at $0.25 per share. All issued and outstanding shares are duly authorized, fully paid, validly issued and non-assessable in accordance with applicable law. No dividends or other distribution of the assets of VISV have been declared or paid in the capital stock of VISV. Except for the transactions contemplated by this Agreement, there are no outstanding warrants, options, preemptive rights or rights to subscribe for or purchase any shares of VISV's capital stock or any outstanding securities that are convertible into VISV's capital stock. The VISV Shares to be issued pursuant to this Agreement have been duly authorized and, when issued to the shareholders of WIDEBAND in exchange for their WIDEBAND Common Stock will be validly issued, fully paid and non-assessable.

     5.03 Articles of Incorporation, By-Laws and Minutes. The complete Articles of Incorporation and the By-Laws of VISV, as will be in effect on the Effective Date of the Merger, are attached hereto as Exhibit 5.03.

     5.04.     Financial Statements and Assets.

     (a) VISV's audited financial statements for its 1998 fiscal year ended June 30, 1999, are anticipated to reflect in excess of $300,000 in net worth or shareholders' equity, an amount which excludes accrued interest receivable as of such date from corporate bond investments.

     Attached hereto as Exhibit 5.04 are the complete audited financial statements of VISV as of June 30, 1999 (hereinafter referred to as the "VISV Financial Statements").

     All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. As of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, VISV did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are, to the best knowledge, information and belief of management, properly reported and present fairly the value of the assets of VISV in accordance with generally accepted accounting principles. To the best knowledge, information and belief of management, such statements of operations present fairly the results of operations of VISV for the periods indicated. To the best knowledge, information and belief of management, such statements of changes in financial position present fairly the information that should be presented therein in accordance with generally accepted accounting principles.

     The books and records, financial and others, of VISV are in all material respects complete and correct and have been maintained in accordance with good business and accounting practice.

     5.05. Authorization. The Board of Directors of VISV has approved the Agreement and the transaction contemplated hereby, has authorized the execution and delivery of this Agreement of VISV and has authorized the execution and delivery of this Agreement of VISV and has authorized the submission of this Agreement and the transactions contemplated hereby to the VISV shareholders for their consideration with the recommendation that it be approved or that it believes a majority of the shareholders will in fact consent to the transaction without the need to solicit such approval. VISV has full power, authority and legal right to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of VISV enforceable in accordance with its terms.

     5.06. Litigation. There is no action, suit, proceeding or investigation pending, at law or in equity, or to the knowledge of VISV's management, threatened, against or affecting VISV before or in any court, either state or federal, public board, or body which calls into question the creation, organization or existence of VISV, the validity of this Agreement or the authority of VISV to execute, deliver and carry out the terms of the Agreement or which judgment, order or finding can reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of VISV. VISV has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     5.07. Subsidiaries. Other than its investments in its Herzog, Heine & Geduld brokerage account located in New York, VISV does not own, directly or indirectly, any interest or investment, whether in equity or debt, in any corporation, business, trust or other entity.

     5.08. Compliance with Law and Other Instruments. VISV is not in violation or default of any term of its Articles of Incorporation or By-Laws, or of any agreement, contract, commitment, instrument, indenture, judgment, decree or order, applicable to it and, to the best of management's knowledge, it has timely filed all reports and any other documents required by it to be filed with any governmental agency, including the Commission. The execution, delivery and performance of this Agreement and the taking of action contemplated hereby will not result in any violation of or be in action contemplated hereby will not result in any violation of or be in conflict with or constitute a default under (a) the Article of Incorporation or By-Laws of VISV, or (b) any material agreement or instrument to which VISV or any consolidated subsidiary is a party or by which it is bound, or (c) any material judgment, decree or order to which VISV is subject, or result in the creation of any material lien, charge or encumbrance on any of the properties or other assets of VISV.

     5.09.     Contracts and Commitments.

     There are no material contracts, agreements, franchises, license agreements or other commitments to which VISV is a party or by which it or any of its properties are bound;

     VISV is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, wit, injunction, decree or award which materially and adversely affects, or in the future may (as far as VISV can now foresee), materially and adversely affect, the business, operations, properties, assets or condition of VISV; and

     VISV is not a party to any material oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) agreement, contract or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which VISV is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed $1,000, (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate, (vi) collective bargaining agreement, (vii) agreement with any present or former officer or director of VISV, or (viii) consent, agreement or other commitment involving payments by it of more than $1,000 in the aggregate.

     5.10. Liabilities. Except as disclosed or provided for in the VISV Financial Statements, VISV, to the best of its knowledge after due inquiry, has no debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due to any person or entity, including any of its officers, directors, or shareholders, in excess of $1,000.

     5.11. Title to Properties and Related Matters. VISV has good and marketable title to all of its properties, interests in properties and assets, real and personal, which are reflected in the latest balance sheet included in the VISV Financial Statements or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances except: (i) statutory liens or claims not yet delinquent, (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations of such properties, and (iii) as described in the VISV Financial Statements.

     5.12. Directors and Officers. The Board of Directors and principal officers of VISV, as of the date hereof, are those persons identified in
Exhibit 5.12 hereto.

     5.13. Tax Returns. Within the times and in the manner prescribed by law, VISV has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. All taxes and governmental charges levied or assessed against the property or the business of VISV have been paid, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined.

     5.14. Brokers/Agents/Finders/Consultants. Other than a finder's fee, agent's fee or consultant's fee payable to Coombs & Company and John Michael Coombs, neither VISV nor any officer or director of VISV has employed any broker, finder, consultant or agent or has agreed to pay or has otherwise incurred any brokerage fee, finder's fee, consulting fee or commission with respect to the transactions contemplated by this Agreement. In this regard and upon Closing, Coombs & Company, a partnership, shall be entitled to receive a fee of forty thousand (40,000) post-split "restricted" shares and J.M. Coombs shall be entitled to receive fifteen thousand (15,000) post-split "restricted" shares. Both Coombs & Company and J.M. Coombs shall execute investment letters to the effect that the consultant's shares they shall be so acquiring as a fee are acquired for investment purposes only and not with a view to the further distribution thereof. In the event that VISV, after Closing, registers any shares with the Commission, WIDEBAND and its principals hereby agree that it shall register the 55,000 post-split shares subject of this paragraph and, if necessary or otherwise advisable, it will register such shares with the Commission on a Form S-8. In addition, if necessary to take Coombs & Company and J.M. Coombs out of the parameters of
Section 16(b), the "short-swing profit" statute under the '34 Act, VISV and WIDEBAND shall submit the approval such 55,000 post-split share finder's, agent's or consultant's fee to their respective shareholders as part of their mutual adoption of this Plan and Agreement. With the exception of, or subject to, the foregoing, VISV and its officers jointly and severally agree to indemnify and hold WIDEBAND and its officers and directors harmless from and against any fee, loss or expense arising out of claims by brokers, finders or consultants employed or alleged to have been employed by them in connection with this transaction.

     5.15. Prior Sales. VISV has not privately offered and sold any of its securities within the last two (2) years and therefore, it need not attach hereto as Exhibit 5.15 a list setting forth the names and addresses of the purchasers of any securities of VISV so offered and sold and whether any such purchaser is a 5% or more shareholder.

     5.16. Shareholder List. Attached hereto as Exhibit 5.16 is an alphabetical list, as of a date within thirty (30) days for the date hereof, of all of the shareholders of VISV and the number of shares of VISV Common Stock owned by each. Such list also identifies which stock certificates have stop transfer orders and which have restrictive legends placed upon them.

     5.17. Transfer Agent and Market Maker(s). VISV's transfer agent, since its public offering in 1981, is and has been Atlas Stock Transfer Corporation located at 5899 South State Street, Murray, Utah 84107, phone no. 801-266-7151. Its only market maker has been Wilson-Davis & Company whose address is 39 West Market Street, 3rd Floor, P.O. Box 11587, Salt Lake City, Utah, 84147, phone no. 801-532-1313. There is no affiliation, direct or indirect, by and among Atlas Stock Transfer Corp., Wilson-Davis & Co., and any current or former officer and director of VISV, including principal shareholder of VISV, Jack R. Coombs.

     5.18. Compliance with Laws and Regulations. VISV has complied with all applicable statues and regulations of any federal, state or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of VISV or except to the extent that noncompliance would not result in the incurrence of any material liability.

     5.19. Material Contract Defaults. Neither VISV nor any other party is in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties or assets or the condition of VISV, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

     5.20. Absence of Certain Changes or Events. Since June 30, 1999 and except as set forth in or permitted by this Agreement and the Exhibits hereto, there has not been, with respect to VISV:

     (a) Any change in the business, operations, method of management or accounting, or financial condition or the manner of conducting the business of VISV other than changes in the ordinary course of business, none of which has had a material adverse effect on such business, operations or financial condition, taken as a whole, or changes resulting from compliance with this Agreement;

     (b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, business, operations or condition of VISV;

     (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of VISV of any class, or any direct or indirect redemption, purchase or other acquisition of any shares of any class of VISV;

     (d) Any material increase in the direct or indirect compensation or other benefits payable or to become payable by VISV to any of its officers, directors, employees or agents over the respective rates and amounts set forth the in the VISV Financial Statements;

     (e) Any sale, lease, abandonment or other disposition by VISV of any real property otherwise than in the ordinary course of business, or any sale, assignment, transfer, license or other disposition by VISV of any tangible or intangible asset;

     (f) Any grant of any option, warrant or right to purchase, or other right to acquire shares of any class of VISV granted to any person;

     (g) Any employment, bonus or deferred compensation agreement entered into between VISV and any of its directors, officers or other employees or consultants;

     (h) Any issuance of shares of VISV beyond the shares then issued and outstanding, with the exception of the exercise of the options to acquire an additional 105,000 shares at $0.25 per share;

     (i) Any indebtedness incurred by VISV for borrowed money not now repaid, or any commitment to borrow money entered into by VISV;

     (j)  Any amendment of the Article of Incorporation or By-Laws of VISV;

     (k) Any material obligation or liability, absolute or contingent, paid except current liabilities reflected in or shown on the most recent balance sheet included in the VISV Financial Statements and current liabilities incurred since that date in the ordinary course of business or in connection with this transaction;

     (l) Any sale or transfer, or any agreement, arrangement or option for the sale or transfer, of any of its assets, property or rights having an aggregate value of $10,000 or more (other than in the ordinary course of business); or

     (m)  Any other material transaction.

Notwithstanding the foregoing, any or all of the foregoing changes or events shall be permitted upon the written consent of WIDEBAND by action or its Board of Directors, evidenced by the delivery by WIDEBAND to VISV of a certified copy of resolutions of such Board specifying the change or event consented to by WIDEBAND.

     5.21. Books and Records. From the date of this Plan to the Closing, VISV will (1) give to WIDEBAND and its Shareholders, or their respective representatives, full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that WIDEBAND and its Shareholders, or their respective representatives, may inspect and audit them; and (2) furnish such information concerning the properties and affairs of VISV as WIDEBAND and its Shareholders, or their respective representatives may reasonably request.

                                   ARTICLE 6
                     Representations and Warranties of WIDEBAND

     WIDEBAND hereby warrants and represents to VISV as follows:

     6.01. Organization, Standing, Qualification, etc. WIDEBAND is a Missouri corporation engaged in the development, manufacture and marketing of high performance computer networking products. It was duly organized in September 1994 as Jacomo Corporation and, on September 1, 1995, Articles of Amendment were filed with the State of Missouri changing its name to "Wideband Corporation." WIDEBAND is validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power necessary to engage in the business it is currently engaged in. It is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and assets and to carry on its business as it is presently being conducted. WIDEBAND is qualified to do business in all states where the nature of WIDEBAND's business and the ownership of its properties require it to become qualified as a foreign corporation.

     6.02. Capitalization. The authorized capital stock of WIDEBAND consists of 50,000,000 shares of common stock, having a par value of $0.001, of which no more than 12,801,819 shares will be issued and outstanding as of the Effective Date of the Merger. (This figure does not account for, or include, the potential exercise of certain outstanding options to acquire 100,000 additional WIDEBAND shares at $5.00 per share. See also Article 3.01(b) above.) All outstanding shares of WIDEBAND are duly authorized, fully paid, validly issued and non-assessable in accordance with applicable law. No dividends or other distribution of the assets of WIDEBAND have been declared or paid in the capital stock of WIDEBAND. Except as set forth in Exhibit 6.02 attached hereto, there are no outstanding warrants, options, preemptive rights or rights to subscribe for or purchase any shares of WIDEBAND's capital stock or any outstanding securities that are convertible into WIDEBAND's capital stock.

     6.03. Articles of Incorporation and By-Laws. The complete Articles of Incorporation and the By-Laws of WIDEBAND as will be in effect on the Closing Date, are attached hereto as Exhibit 6.03.

     6.04.     Financial Statements and Assets.

     (a) As of August 6, 1999, WIDEBAND had received $2,598,000 in paid in capital and an additional $441,090 in the form of hard assets conveyed to the company in exchange for stock. If and when its outstanding stock options of 100,000 shares exercisable at $5.00 per share are in fact exercised, it shall receive an additional $500,000 in paid in capital. It has no debt. As of the date of this Agreement, WIDEBAND has a total of 12,801,819 common capital shares issued and outstanding and the outstanding stock options to acquire 100,000 additional shares at $5.00 per share. While its shareholders authorized the issuance of a convertible preferred shares in September 1996, no such shares have been issued and WIDEBAND's Articles of Incorporation have never been amended to take account of the same. WIDEBAND has an Exclusive Licensing Agreement with Roger E. Billings dba Billings Intellectual Property relative to various patents and patent applications, an agreement which replaces and supercedes, in all particulars, a Master License Agreement dated October 24, 1994 by and between Dr. Billings dba Billings Intellectual
Properties and WIDEBAND's predecessor, Jamoco Corporation.   The agreement
also authorizes the corporation to use the "WideBand" trademark. The agreement gives Dr. Billings a one-and one-half percent (1 1/2%) royalty with respect to the licensing, marketing and sale of such products and inventions. Currently, there are five (5) U.S. patents that have issued. An additional two (2) U.S. patents are pending and expected to issue in the near future. Numerous international patents on the WideBand technology are also pending. The parties acknowledge that in a certified audit of WIDEBAND under GAAP and GAAS, the value of WIDEBAND's patents, trademarks and copyrights (i.e., its Exclusive Licensing Agreement) may be given nominal value. To preserve the integrity of WIDEBAND's properties and assets, certain significant employees have executed non-disclosure and non-compete agreements. See Article 10.06 below.

     Attached hereto as Exhibit 6.04 are the unaudited balance sheet and income statement of WIDEBAND as of its most recent quarter preceding the Closing, prepared by the accounting firm which will undertake and prepare its post-Closing, audited financial statements (collectively referred to as the "WIDEBAND Financial Statements"). If other supplementary accounting information, in addition to that identified in the previous sentence, is necessary for Closing, WIDEBAND shall prepare such. WIDEBAND is informed and believes that within 75 days of Closing the transaction, it must file, as part of an 8-K Current Report to be filed within 15 days of Closing, an audited balance sheet for its most recent fiscal year end, audited income statements for its most recent two fiscal year ends and other standard inclusions such as a statement of stockholders' equity and statement of cash flows. WIDEBAND is on track with its auditors in preparing such audited financial statements.

     All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. As of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, WIDEBAND did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes hereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of WIDEBAND in accordance with generally accepted accounting principles. Such statements of operations present fairly the results of operations of WIDEBAND for the periods indicated. Such statements of changes in financial position present fairly the information that should be presented therein in accordance with generally accepted accounting principles.

     6.05. Authorization. The Board of Directors of WIDEBAND has approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement by WIDEBAND, and has authorized the submission of this Agreement and the transaction contemplated hereby to the WIDEBAND shareholders for their consideration with the recommendation that it
be approved.   WIDEBAND has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of WIDEBAND enforceable in accordance with its terms.

     6.06. Litigation. There is no action, suit, proceeding or investigation pending, at law or in equity, or to the knowledge of WIDEBAND's management, threatened, against or affecting WIDEBAND before or in any court, either state or federal, public board, or body which calls into question the creation, organization or existence of WIDEBAND, the validity of this Agreement or the authority of WIDEBAND to execute, deliver and carry out the terms of the Agreement or which judgment, order or finding can reasonably be expected to have a material adverse effect on the condition (financial or
otherwise) of WIDEBAND.   WIDEBAND has no knowledge of any default on its part
with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     6.07. Subsidiaries. WIDEBAND does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, business, trust or other entity.

     6.08. Compliance with Law and Other Instruments. Except as set forth in Exhibit 6.08, WIDEBAND is not in violation or default of any term of its Articles of Incorporation or By-Laws, or of any agreement, contract, commitment, instrument, indenture, judgment, decree or order, applicable to it and has timely filed all reports and any other documents required by it to be filed with any governmental agency. The execution, delivery and performance of this Agreement and the taking of action contemplated hereby will not result in any violation of or be in conflict with or constitute a default under (a) the Articles of Incorporation or By-Laws of WIDEBAND, or (b) any material agreement or instrument to which WIDEBAND or any consolidated subsidiary is a party or by which it is bound, or (c) any material judgment, decree or order to which WIDEBAND is subject, or result in the creation of any material lien, charge or encumbrance on any of the properties of WIDEBAND.

     6.09. Contracts and Commitments. WIDEBAND is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as WIDEBAND can now foresee), materially and adversely affect, the business, operations, properties, assets or condition of WIDEBAND.

     6.10 Liabilities. Except as set forth in the WIDEBAND Financial Statements or in any exhibit, WIDEBAND, to the best of its knowledge, after due inquiry, has no debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due to any person or entity, including any of its officers, directors, or shareholders, in excess of $1,000.

     6.11 Title to Properties and Related Matters. WIDEBAND has good and marketable title to all of its properties, interests in properties and assets, real and personal, which are reflected in the latest balance sheet included in the WIDEBAND Financial Statements or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances except: (i) statutory liens or claims not yet delinquent, (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations of such properties; or
(iii) as described in the WIDEBAND Financial Statements.

     6.12 Directors and Officers. The Board of Directors and principal officers of WIDEBAND, as of the date hereof, are those persons identified in
Exhibit 6.12 hereto.

     6.13. Tax Returns. Within the times and in the manner prescribed by law, WIDEBAND has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. All taxes and governmental charges levied or assessed against the property or the business of WIDEBAND have been paid, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined.

     6.14. Brokers. Neither WIDEBAND nor any officer or director of WIDEBAND has employed any broker, finder or agent or has agreed to pay or has otherwise incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement. WIDEBAND agrees to indemnify and hold VISV and its officers and directors harmless from and against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

     6.15 Shareholder List. Attached hereto as Exhibit 6.15 is an alphabetical list of all of the shareholders of WIDEBAND and the number of shares of WIDEBAND Common Stock owned by each of them.

     6.16 Compliance with Laws and Regulations. WIDEBAND has complied with all applicable statutes and regulations of any federal, state or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of WIDEBAND or except to the extent that noncompliance would not result in the incurrence of any material liability.

     6.17 Material Contract Defaults. Neither WIDEBAND nor any other party is in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties or assets or the condition of WIDEBAND and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

     6.18 Absence of Certain Changes or Events. Since June 30, 1999, and except in connection with or as set forth in or permitted by this Agreement and the Exhibits hereto, there has not been, with respect to WIDEBAND:

Any change in the business, operations, method of management or account, or financial condition or the manner of conducting the business of WIDEBAND other than changes in the ordinary course of business, none of which has had a material adverse effect on such business, operations or financial condition, taken as a whole;

Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, business, operations or condition of WIDEBAND;

Any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of WIDEBAND of any class, or any direct or indirect redemption, purchase or other acquisition of any shares of any class of WIDEBAND by WIDEBAND;

Any material increase in the direct or indirect compensation or other benefits payable or to become payable by WIDEBAND to any of its officers, directors, employees or agents over the respective rates and amounts set forth in the WIDEBAND Financial Statements;

Any sale, lease, abandonment or other disposition by WIDEBAND of any real property otherwise than in the ordinary course of business, or any sale, assignment, transfer, license or other disposition of WIDEBAND of any tangible or intangible asset;

Any material obligation or liability, absolute or contingent, paid or incurred except current liabilities in the ordinary course of business and costs incurred in connection with this transaction;

Any material obligation or liability, absolute or contingent, paid except current liabilities reflected in or shown on the most recent balance sheet included in the WIDEBAND Financial Statements, and current liabilities incurred since that date in the ordinary course of business or in connection with this transaction; or

Any sale or transfer, or any agreement arrangement or option for the sale or transfer, of any of its assets, property or rights having an aggregate value of $10,000 or more (other than in the ordinary course of business).

Notwithstanding the foregoing, any or all of the foregoing changes or events shall be permitted upon the written consent of VISV by Action or its Board of Directors, evidenced by the delivery by VISV to WIDEBAND of a certified copy of resolutions of such Board specifying the change or even consented to by VISV.

     6.19. Books and Records. From the date of this Plan to the Closing, WIDEBAND will (1) give to VISV full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that VISV may inspect and audit them; and (2) furnish such information concerning the properties and affairs of WIDEBAND as VISV may reasonably request.


                                   Article 7
          Covenants of WIDEBAND Prior to Effective Date of Merger

     Between the date hereof and the Effective Date of the Merger:

     7.01. Stockholders' Meeting. The Board of Directors of WIDEBAND will submit this Agreement to its stockholders for their approval, and will recommend such approval, at a meeting thereof to be duly called and held at the earliest practicable date as may be agreed upon in writing by VISV and WIDEBAND.

     7.02. Access. WIDEBAND will afford to the officers and other authorized representatives of VISV, access to the plants, properties, books and records of WIDEBAND and will furnish VISV with such additional financial and operating data and other information as to the business and properties of WIDEBAND, as may be necessary for VISV to evaluate thoroughly, prior to the Effective Date of the Merger, the business, assets, operations and financial condition of WIDEBAND, as VISV may from time to time reasonably request. If, for any reason, the merger contemplated by the agreement is not consummated, VISV will use its best efforts to cause all confidential information obtained by it from WIDEBAND to be treated as such, will also use its best efforts not to use such information in a manner detrimental to WIDEBAND and will promptly return to WIDEBAND all documents, papers, books, records and other materials (and all copies thereof) obtained from WIDEBAND in the course of its investigation and evaluation of WIDEBAND.

     7.03. Representations. WIDEBAND will take all action necessary to render accurate, as of the Effective Date of the Merger, WIDEBAND's representations and warranties contained herein, and it will refrain from taking any action that would render any such representation or warranty inaccurate as of such time. WIDEBAND will use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it.

     7.04. Preservation of Business. WIDEBAND will carry on its business in substantially the same manner as it has heretofore and shall perform in all material respects all of its obligations under material contracts, leases and documents relating to or affecting its assets, property and business and will use its best efforts to preserve intact its business organization and its good will with its suppliers, customers and other having business relations with it.

     7.05. Approvals. WIDEBAND will use its best efforts to obtain all licenses or other approvals required to be obtained by it from any appropriate governmental or regulatory body or other person in connection with the carrying out of the transactions contemplated by this Agreement and the continued operation of its business after the merger.

     7.06. Notice of Breach. WIDEBAND will immediately give notice to VISV of the occurrence of any event or the failure of any event to occur that results in a breach of any of WIDEBAND's representations or warranties or a failure by WIDEBAND to comply with any covenant, condition or agreement contained herein.

     7.07. Negotiations with Third Parties. WIDEBAND will not, without the prior approval of VISV, initiate or encourage discussions or negotiations with third parties relating to or otherwise approve (or approve without prior discussions with VISV any unsolicited offer regarding) any merger, sale, or other disposition of any substantial part of WIDEBAND's assets or stock.

     7.08. Information To Be Supplied. WIDEBAND will furnish VISV with all information concerning WIDEBAND, its officers, directors and shareholders that is reasonably required for inclusion in the proxy statement or information statement materials to be used by VISV to obtain the approval of WIDEBAND's and VISV's shareholders to this Plan and Agreement (the "Proxy Materials").

     7.09. Proxy or Information Statement. As of the date of mailing of the Proxy or Information Statement and as of the date of WIDEBAND's Stockholders Meeting referred to in Article 7.01, the information provided and to be provided by WIDEBAND to VISV for use in the Proxy Materials and in any other proxy material to be used by WIDEBAND or VISV in connection with the merger will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 8
           Covenants of VISV Prior to the Effective Date of Merger

     Between the date hereof and the Effective Date of the Merger:

     8.01. Stockholders' Meeting. While it is anticipated that a majority of the Shareholders of VISV will approve this Agreement by consent, the Board of Directors of VISV will nonetheless submit this Agreement to its stockholders for their approval and will conduct a Shareholders Meeting in Salt Lake City, Utah, to be duly called and held at the earliest practicable date as may be agreed upon in writing by VISV and WIDEBAND. At that meeting, the Board of Directors of VISV will also nominate the persons listed in
Exhibit 2.02 to be elected to the Board of Directors of VISV and will recommend their election to the VISV shareholders.

     8.02. Access. VISV will afford to the officers and other authorized representatives of WIDEBAND, access to the plants, properties, books and records of VISV and will furnish WIDEBAND with such additional financial and operating data and other information as to the business and properties of VISV, as may be necessary for WIDEBAND to evaluate thoroughly, prior to the Effective Date of the Merger, the business, assets, operations and financial condition of VISV, as WIDEBAND may from time to time reasonably request. If, for any reason, the merger contemplated by the Agreement is not consummated, WIDEBAND will use its best efforts to cause all confidential information obtained by it from VISV to be treated as such, will also use its best efforts not to use such information in a manner detrimental to VISV and will promptly return to VISV all documents, papers, books, records and other materials (and all copies thereof) obtained from VISV in the course of its investigation and evaluation of VISV.

     8.03. Representations. VISV will take all action necessary to render accurate, as of the Effective Date of the Merger, VISV's representations and warranties contained herein, and it will refrain from taking any action that would render any such representation or warranty inaccurate as of such time. VISV will use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it.

     8.04. Preservation of Business. VISV will carry on its business in substantially the same manner of it has heretofore and shall perform in all material respects all of its obligations under material contracts, leases and documents relating to or affecting its assets, property and business and will use its best efforts to preserve intact its business organization and its good will with its suppliers, customers and other having business relations with it. In this regard and while it cannot predict the market fluctuations of its existing securities, it is anticipated that VISV will have as much as $350,000 in cash, liquid assets upon Closing, the large majority of which is in the nature of marketable securities, some of which are "unpriced," meaning that there is not an active, trading market for such particular securities, and no unpaid liabilities other than the legal, accounting and travel costs and expenses incident to Closing the Transaction, an amount which is not expected to exceed $15,000. In the event that it becomes necessary or advisable to sell or otherwise dispose of any security in VISV's Herzog, Heine & Geduld brokerage account, VISV agrees to consult with WIDEBAND and/or Mr. Donald N. Fenn prior to selling or disposing of the same.

     8.05. Approvals. VISV will use its best efforts to obtain all licenses or other approvals required to be obtained by it from any appropriate governmental or regulatory body or other person in connection with the carrying out of the transactions contemplated by this Agreement.

     8.06. Public Announcements. VISV will not, without the prior consent of WIDEBAND (or, in the case of an announcement required by applicable securities law, without prior consultation with WIDEBAND) make any announcement to the public concerning the transactions contemplated by this Agreement. In this regard, WIDEBAND has already agreed that VISV may file an 8-K Current Report with the Commission 15 days after August 9, 1999, attaching copies of the Memorandum of Intent and Press Release of same date.

     8.07. Notice of Breach. VISV will immediately give notice to WIDEBAND of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by VISV or a failure by VISV to comply with any covenant, condition or agreement contained herein.

     8.08. Negotiations with Third Parties. VISV will not, without the prior approval of WIDEBAND, initiate or encourage discussions or negotiations with third parties relating to or otherwise approve (or approve without prior discussions with WIDEBAND any unsolicited offer regarding) any merger, sale, or other disposition of any substantial part of VISV's assets or stock.

     8.09. Required Information. VISV will furnish WIDEBAND with all information concerning VISV that is reasonably required for inclusion in the proxy or other disclosure materials used by WIDEBAND to obtain approval of this Plan and Agreement from its Shareholders.

     8.10. Proxy or Information Statement. As of the date of the mailing of the Proxy Materials and as of the date of the VISV stockholders meeting to be held pursuant to Article 8.01, the information provided and to provided by VISV to WIDEBAND for use in VISV's Information Statement and in any other proxy soliciting material to be used by WIDEBAND or VISV in connection with the merger, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 9
                 Conditions to Obligations of VISV and WIDEBAND

     The obligations of VISV and WIDEBAND to effect the merger hereunder are, at their respective elections, subject to the satisfaction or waiver of the following condition:

     9.01. Stockholder Approval. On or before the Closing, VISV's and WIDEBAND's stockholders shall have approved this Agreement.


                                   ARTICLE 10
                    Further Conditions to Obligations of VISV

     The obligation of VISV to effect the merger hereunder is, at is option, subject to the satisfaction or waiver of the following further conditions:

     10.01. Representation Letter. All of the representations and warranties of WIDEBAND contained in this Agreement shall be true as of the Effective Date of the Merger as though such representations and warranties were then made in exactly the same language, and WIDEBAND shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger. At the Closing, VISV shall have received a certificate, dated the Closing, executed by the President and by the Secretary of WIDEBAND, certifying in such detail as VISV may reasonably request as to the accuracy of such representations and warranties and the fulfillment of such obligations and compliance with such covenants as of the Closing.

     10.02. Investment and Acknowledgment Letters. Prior to his or her receipt of the certificate for shares of VISV common stock to be issued to him or her, each shareholder of WIDEBAND shall have executed and delivered to VISV an investment letter in the form attached hereto as Exhibit 10.02 wherein each such shareholder acknowledges that the shares of VISV Common Stock to be issued to, and received by, him or her after the Effective Date of the Merger are being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws and may therefore not be subsequently sold or transferred unless and until that shareholder registers the same or such proposed sale or transfer is exempt from registration. Each WIDEBAND shareholder shall also represent and acknowledge in such investment letter that the shares of VISV acquired pursuant to this Agreement are acquired for investment purposes only and without a view to the further distribution thereof and that a standard restrictive legend to such effect shall be imprinted on the VISV stock certificate he or she receives. As set forth in Exhibit 10.02, each WIDEBAND shareholder shall further acknowledge and list that which he or she has relied upon in deciding whether to accept the terms of this proposed Merger and each shall additionally warrant and represent, inter alia, that he or she has had the opportunity to consult with counsel about this transaction and otherwise had the opportunity to ask VISV's accountants and VISV management any questions about the transaction that he or she might have had. See again
Exhibit 10.02.

     10.03. Litigation. No action shall have been instituted by any governmental agency challenging the legality of the merger or seeking to prevent or delay consummation of the transactions contemplated by this Agreement which shall have resulted in preliminary or permanent injunctive relief prohibiting consummation of the merger.

     10.04. Opinion of Counsel to WIDEBAND. VISV shall receive an opinion dated the Closing Date of Steven L. Taylor, Esq., counsel to WIDEBAND, satisfactory to VISV, to the effect that:

     WIDEBAND is a corporation validly existing and in good standing under the laws of the State of Missouri and has all the requisite corporate power to own, lease and operate its assets and carry on its business as now being conducted in any jurisdiction in which it is now conducting business;

     The execution and delivery by WIDEBAND of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any provision of WIDEBAND's Articles of Incorporation or By-Laws or constitute default or give rise to right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any known mortgage, indenture, license agreement or obligation or violate any court order, writ, injunction or decree applicable to WIDEBAND or any of its properties or assets of which such counsel has knowledge after making inquiry of the principal executive officers with respect thereto;

     Based solely on a review of the Articles of Incorporation, By-Laws, corporate minutes and stock record books of WIDEBAND, (i) the authorized capital stock of WIDEBAND is as set forth in Article 6.01, and the shares of WIDEBAND stock referred to in Article 6.01 constitute all of the issued and outstanding shares of capital stock of WIDEBAND; (ii) the outstanding shares of WIDEBAND capital stock are validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights of any shareholder of WIDEBAND; and (iii) except as set forth in Exhibit 6.02, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments known to such counsel obligating WIDEBAND to issue or transfer from treasury any additional shares of its capital stock of any class;

     This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of WIDEBAND except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     Such counsel does not know of any suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting WIDEBAND or its business or properties or financial or other condition; and

     WIDEBAND's issuance of its securities to its existing shareholders is not in violation of any state or federal securities laws and that appropriate exemptions from registration were available for all offers and sales of existing WIDEBAND securities.

     10.05. Receipt of Release or Waiver from International Academy of Science (IAS). VISV shall have received a release or waiver, in a form to be agreed upon by counsel, whereby IAS, an entity which shares office space with WIDEBAND in Blue Springs, Missouri, shall forever relinquish any claim of any right, title or interest in or to the technology, patents and other properties of WIDEBAND, directly or indirectly. Such document shall be attached hereto as Exhibit 10.05.

     10.06. Receipt of Non-Disclosure, Non-Compete Agreements. VISV shall have received agreements signed by the principal employees of WIDEBAND, including all officers and directors other than Dr. Roger E. Billings, in which such persons agree not to divulge any trade secrets or technology of WIDEBAND and in which they further agree, for a reasonable period of time, not to be employed by or for a WIDEBAND competitor. The purpose of this requirement is to ensure the integrity, and otherwise safeguard the assets of, and technology licensed to, WIDEBAND, particularly when, as a result of this Agreement, WIDEBAND shall be a publicly held entity.

                                   ARTICLE 11
                  Further Conditions to Obligations of WIDEBAND

     The obligation of WIDEBAND to effect the merger hereunder is, at its option, subject to the satisfaction or waiver of the following further conditions:

     11.01. Representation Letter. All of the representations and warranties of VISV contained in this Agreement shall be true as of the Effective Date of the Merger as though such representations and warranties were then made in exactly the same language, and VISV shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger.
At the Closing, WIDEBAND shall have received a certificate, dated the Closing, executed by the President and the Secretary or Vice-President of VISV, certifying as to the accuracy of such representations and warranties and the fulfillment of such obligations and compliance with such covenants as of the Closing.

     11.02. Litigation. No action shall have been instituted by any governmental agency challenging the legality of the merger or seeking to prevent or delay consummation of the transactions contemplated by this Agreement which shall have resulted in preliminary or permanent injunctive relief prohibiting consummation of the merger.

     11.03. Opinion of Counsel to VISV. WIDEBAND shall receive an opinion dated the Closing Date of John Michael Coombs, counsel to VISV, in form satisfactory to WIDEBAND, to the effect that:

     VISV is a corporation validly existing and in good standing under the laws of the State of Nevada and has all the requisite corporate power to own, lease and operate its assets and carry on its business as now being conducted in any jurisdiction in which it is now conducting business;

     The shares of VISV Common Stock to be issued to the shareholders of WIDEBAND are duly authorized and will be, upon the effectiveness of the merger, legally issued, fully paid and non-assessable;

     The execution and delivery by VISV of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any provision of VISV's Articles of Incorporation or By-Laws or constitute default or give rise to right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any known mortgage, indenture, license agreement or obligation or violate any court order, writ, injunction or decree applicable to VISV or any of its properties or assets of which such counsel has knowledge after making inquiry of the principal executive officers with respect thereto;

     Based solely on a review of the Articles of Incorporation, By-Laws, corporate minutes and stock record books of VISV, (i) the authorized capital stock of VISV is as set forth in Article 5.02, and the shares of VISV Common Stock referred to in Article 5.02 constitute all of the issued and outstanding shares of capital stock of VISV; (ii) the outstanding shares of VISV Common Stock are validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights, warrants, convertible securities, or other agreement or commitments known to such counsel obligating VISV to issue or transfer from treasury any additional shares of its capital stock of any class;

     This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of VISV except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     Such counsel does not know of any suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting VISV or its business or properties or financial or other condition; and

     The issuance of the VISV shares to be issued to the Shareholders of WIDEBAND as provided for herein shall be exempt from state and federal securities registration. In this regard, WIDEBAND agrees to cooperate and assist counsel in submitting and receiving back the necessary purchaser suitability questionnaires and other offeree materials necessary to establish that VISV shall have an exemption from state and federal registration for the issuance of the shares subject of this Agreement. In the event that Rule
506 of Regulation D of the General Rules and Regulations of the Commission is not an available exemption for VISV's issuance of its shares to the Shareholders of WIDEBAND upon Closing, WIDEBAND agrees to further cooperate in providing counsel with the necessary factual and other information concerning WIDEBAND's shareholders and their relationship to it, its principals and each other as necessary to enable counsel to issue a closing opinion that the issuance of the VISV shares to the Shareholders of WIDEBAND, as provided for in this Plan and Agreement, is a "transaction not involving any public offering" under Section 4(2) of the Securities Act of 1933 ("the '33 Act") and the Blue Sky Laws of the various states in which certain WIDEBAND Shareholders reside.

                                   ARTICLE 12
                      Termination: Abandonment of Merger

     12.01. Termination. This Agreement may be terminated and the merger abandoned at any time prior to the Effective Date of the Merger, whether before or after submission to or approval by the stockholders of VISV: (a) by mutual agreement of the Boards of Directors of VISV and WIDEBAND; or (b) by the Board of Directors of either WIDEBAND or VISV if the Closing shall not have taken place on or prior to October 31, 1999, other than by reason of default by the terminating party.

     12.02. Liability. In the event of termination of this agreement, and abandonment of the merger by either VISV or WIDEBAND as provided in this Agreement, this Agreement shall forthwith become wholly void and of no effect and (except for liability of a party where default by such party has occasioned the termination of this Agreement and abandonment of the merger by the non-defaulting party) there shall be no liability on the part of either VISV or WIDEBAND or their respective officers, directors or stockholders (except as set forth in the last sentence of Articles 7.02 and 8.02).

                                  ARTICLE 13
                                Miscellaneous

     13.01. Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, if to VISV, addressed to it at:
124 South 600 East, Suite 100, Salt Lake City, Utah 84102 Attention: J. Michael Coombs, Esq., and if to WIDEBAND, addressed to it at 401 Grand, Gallatin, MO 64640 Attention: Dr. Roger E. Billings and Mr. Donald F. Fenn, with a copy or copies to Steven L. Taylor, Esq., 124 South 600 East, Suite 200, Salt Lake City, Utah 84102.

     13.02. Waivers. Each party may, by written instrument, extend the time for the performance of any of the obligations or other acts of any party hereto, and (a) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (b) waive compliance with any of the covenants of such other party contained in this Agreement, (c) waive such other party's performance of any of the obligations set out in this Agreement and (d) waive any condition to its obligation to effect the merger. Any agreement on the part of any party hereto for any such extension or waiver shall be validly and sufficiently authorized for the purposes of this Agreement if it is authorized and executed as to VISV, by its President, and as to WIDEBAND, by its President.

     13.03. Amendments. This Agreement may be amended at any time prior to the Effective Date of the Merger, whether before or after the meeting of stockholders of VISV, by a written instrument executed by VISV and WIDEBAND with the approval of their respective Boards of Directors, provided that no amendment shall change the exchange ratios set forth in Articles 3.01 without the approval of the stockholders of both WIDEBAND and VISV.

     13.04. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri and Nevada and any conflict in such laws shall be resolved according to conflicts of law principles. Time shall be of the essence of this Agreement.

     13.05. Parties. This Agreement shall inure to the benefit of and be binding upon VISV and WIDEBAND and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties to this Agreement and their respective successors, and any person who controls VISV or WIDEBAND within the meaning of Section 15 of the Securities Act of 1933, and the heirs and legal representatives of each of them, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties to this Agreement and their respective successors, heirs and legal representatives and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     13.06.     Complete Agreement   Severability.  This Agreement contains
the entire understanding between the parties and supersedes any and all prior agreements between the parties. If any provision of this Agreement is found to be void by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

     13.07. Multiple Copies. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, VISV and WIDEBAND have caused this Agreement and Plan of Merger to be executed as of the date first above written.


                                       VIS VIVA CORPORATION



                                       By: /s/ John Michael Coombs
                                          ------------------------
                                          John Michael Coombs, President





                                       WIDEBAND CORPORATION



                                       By: /s/Roger E. Billings
                                          ---------------------
                                          Dr. Roger E. Billings, President